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                                   EXHIBIT 5

                            OPINION AND CONSENT OF
                           JERRY W. POWELL, ESQUIRE

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                               January 14, 1994



     Board of Directors
     Compass Bancshares, Inc.
     15 South 20th Street
     Birmingham, Alabama 35233

          Re: Compass Bancshares, Inc. -- Registration of 700,000 Shares of Common Stock $2.00 Per Share Par Value on Securities and Exchange Commission Form S-4

     Dear Sirs:

          In connection with the registration under the Securities Act of 1933, as amended, of 700,000 shares of common stock, $2.00 per share par value (the "Company Stock") of Compass Bancshares, Inc., a Delaware corporation (the "Company"), for issuance and sale in the manner described in the Company's registration statement on Form S-4 filed with the Securities and Exchange Commission, to which this opinion is an exhibit (the "Registration Statement"), I, as General Counsel to the Company, have examined such corporate records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion.

          On the basis of the foregoing, I am of the opinion that the shares of the Company Stock offered pursuant to the Registration Statement have been duly and validly authorized and are, or when issued in accordance with appropriate corporate proceedings and the terms of the respective governing documents will be, duly and validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Yours very truly,



                                                 JERRY W. POWELL
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                                              Jerry W. Powell
                                              General Counsel